STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

THE UPS STORE 97
1350 E FLAMINGO RD
LAS VEGAS, NV 89119

Job:C20110705-1002
July 6, 2011

Special Handling Instructions:
AMENDMENT, EMAILED ON 7/6/11 - KKB

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20110497020-06	7/5/2011 11:33:56 AM	1	$175.00	$175.00
24 Hour Expedite	20110497020-06	7/5/2011 11:33:56 AM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	702518|11070695665509	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

THE UPS STORE 97
1350 E FLAMINGO RD
LAS VEGAS, NV 89119

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20110497020-06
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/05/2011 11:33 AM
	Entity Number E0245312011-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Black Castle Developments, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article One. The name of the Corporation is Black Castle Developments Holdings, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 97.7%

4. Effective date of filing: (optional) 7/6/11

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature] - President

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.